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                                                                Exhibit 99.23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 91 to Registration Statement No. 2-10638 on Form N-1A of Lord Abbett Affiliated Fund, Inc. of our report dated December 22, 2003 on the financial statements of Lord Abbett Affiliated Fund, Inc. for the year ended October 31, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information, all of which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
February 26, 2004